UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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NORWOOD FINANCIAL CORP

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NORWOOD FINANCIAL CORP 2021
ANNUAL REPORT
A P I L L A R I N O U R CO M M U N I T I E S F O R 1 5 0 Y E A R S
1871 2021

NORWOOD FINANCIAL CORP | ANNUAL REPORT | 2021

DEAR STOCKHOLDERS,

We are pleased to share with you the Company's performance and achievements in this Annual Report.

For the year ended December 31, 2021, net income totaled a record level of $24,915,000, an increase of $9,835,000 from the $15,080,000 earned in the prior year. The increase reflects the benefits derived from the acquisition of UpState New York Bancorp, Inc. ("UpState"), earnings related to the Paycheck Protection Program ("PPP"), and a lower level of the provision for loan losses. Earnings per share on a fully diluted basis were $3.04 compared to $2.09 for the year ended December 31, 2020. Our earnings for 2021 resulted in a return on average assets of 1.24%, and a return on average tangible equity of 14.49%, compared to 0.97% and 10.16%, respectively, for the year ended December 31, 2020.

We also increased our cash dividend declared in the fourth quarter of 2021 to $0.28 per share, which represents a 7.7% increase compared to the fourth quarter of 2020. This makes 30 consecutive years of an increase in the Company's cash dividend, a remarkable achievement. We believe 2021 was a very successful year for the Company. I encourage you to read the Management's Discussion and Analysis and the Financial Statement with Footnotes for a full report on our performance.

The year's most exciting news was the celebration of Wayne Bank's 150-year anniversary on November 4. We honored this impressive milestone throughout our markets with product promotions, a custom anniversary logo, giveaways for our customers, and more. Of special note, was a congratulatory graphic message from NASDAQ, which ran on the NASDAQ Tower in Times Square in New York City. We will continue the celebration through November 2022. The longevity of the Company demonstrates our commitment to serving our stockholders, customers, employees, and communities.

Last year was also the Company's first full year with markets made up of 30 Community Offices across two states, ten counties, and three brands: Wayne Bank, Bank of Cooperstown, and Bank of the

"WE ARE A COMMUNITY BANK THAT IS DEDICATED TO INVESTING IN THE RESIDENTS, BUSINESSES, AND ORGANIZATIONS WHO MAKE OUR COMMUNITIES A BETTER PLACE TO LIVE."



LEWIS J. CRITELLI
President and CEO

MILESTONES THROUGH THE YEARS

NOVEMBER 4, 1871
Founded with the modest capital of $25,000 as Wayne County Savings Bank in the old Weston Building, the site of the former Erk Hardware Building, west of Main Street in the Keystone block.

1898
The Bank constructs a new larger building at 717 Main Street in Honesdale (current location).



1875
The Bank moves into a new building on Main Street, due to rapid growth.


1912
FARMER'S
ALMANAC

Finger Lakes. Though geographically and demographically diverse from one another, each of our Community Offices are staffed by bankers who are accessible, knowledgeable, and committed to helping their neighbors, local businesses, and hometown organizations grow and thrive. This resulted in healthy growth for our deposit base and loan portfolio in 2021. Deposits now total over $1.7 billion and loans are $1.4 billion.
As the COVID-19 pandemic continued to affect our nation throughout 2021, we remained steadfast in our mission of supporting our customers, communities, and local businesses. We assisted over 1,900 local businesses in obtaining PPP loans to provide emergency relief to business owners. As an official Small Business Administration Lender, Wayne Bank supported existing customers, as well as other businesses across our markets, with over $156 million of loans funded. We assisted our customers in receiving loan forgiveness from the SBA with over 90% forgiven to date. We also continued our longstanding tradition of investing in our communities, by donating to hundreds of local schools, food banks, first responders, and neighborhood organizations. In addition, the Bank assisted many local governments and school districts to manage their funds.
Technology remained a priority for the Bank and customers appreciated the convenience of our free digital banking services, as usage increased significantly from the prior year. At the end of 2021, Mobile Banking users totaled almost 40,000, an 18% increase, and Mobile Deposit Capture increased by 20% to almost 7,000 users. We also added a new service in the fourth quarter with the launch of Zelle®. Zelle® is a fast, safe, and easy way to send and receive money in minutes with friends, family, and businesses. Customers can easily access and register for Zelle® through Bill Pay in our online banking and mobile banking app, and many quickly signed up.
Another exciting change occurred in the fourth quarter with the launch of Wayne Bank’s new website at wayne.bank. The website includes a fresh, modern design with significant usability and accessibility improvements. I encourage you to visit this redesigned site on any of your devices.
Wayne Bank is committed to investing in the communities we serve, and the decision was made to relocate our Penn Yan, New York Community Office in the second half of 2022. Once construction is completed, the new full-service office will feature a spacious and contemporary design with improved parking and drive-up banking services. This will provide numerous benefits for our Penn Yan customers, staff, and the local community, and we are excited to complete this initiative.
30
OFFICES
2
STATES
10
COUNTIES
250+
EMPLOYEES
$2B
ASSETS
1924
Construction is finished, and the new Bank is opened. This building is still where Wayne Bank’s Main Office is located. The vault costs $12,530 and is installed by the Herring-Hall-Marvin Safe Company of New York City. The vault is still in use today.
1972
“Harris” Building, is purchased and demolished to add a multi-lane drive-thru to the Main Office.
1923
The present building proves to be too small, so a new building is constructed on the site of the present building. While it is being constructed, Bank business is conducted from the Dodge Hotel building at 913 Main Street.
1931
Wayne Bank acquires the Waymart State Bank in Waymart, PA
1954
Wayne Bank opens a new Waymart Community Office.

NORWOOD FINANCIAL CORP | ANNUAL REPORT | 2021

THE FOUR PILLARS WAYNE BANK IS BUILT UPON

We believe in lending money to the local businesses and residents within the communities we serve.	We believe in funding those loans with local deposits gathered through our Community Offices.	We believe in operating as efficiently and effectively as we can.	We believe in utilizing our capital to earn a return for our stockholders, customers, and communities.

The growth and prosperity of our organization has always been due to our outstanding employees, and we honored the dedication of those individuals who celebrated milestone years of service with Wayne Bank in 2021. Congratulations to Gail Simpson, Roscoe Community Office Head Teller, for her remarkable 50 years of service. Dawnette Hotaling, Senior Vice President and NY Retail Market Manager, also celebrated an impressive 40 years of service. Adding employees celebrating twenty, fifteen, ten, and five year anniversaries, the group represents 260 years of community banking excellence.

The year's progress provided many opportunities for employee growth and numerous employees were promoted for their hard work and dedication. The most senior promotions included Vincent G. O'Bell to Senior Vice President and Chief Lending Officer, Steven Daniels to Senior Vice President and Retail Lending Manager, Jim King to Senior Vice President and Commercial Loan Officer, Michael Scaglione to Senior Vice President and Commercial Loan Officer, and Kara Suchy to Senior Vice President and Director of Internal Audit. In addition, we strengthened the Company with a number of strategic new hires including Michael Rollison, Senior Vice President and Commercial Team Leader for Wayne and Pike Counties, and Paul Dunda, Senior Vice President and Senior Operations Officer.

After twelve years in this role, I will retire this year as President and Chief Executive Officer of Norwood Financial Corp and Wayne Bank. It has been my sincere honor and privilege to serve this Company, our Board of Directors, stockholders, employees, customers, and communities. I am fortunate to have spent twenty-seven remarkable years with Wayne Bank and will continue to serve as director of the Company and the Bank, following my retirement during the first half of 2022.

MILESTONES THROUGH THE YEARS

1980
A second Honesdale Community Office opens on Willow Avenue.



1985
Hawley Community Office opens.

1993
The Bank's name is officially changed from Wayne County Bank and Trust to Wayne Bank.

Milford Community Office opens.

1996
Shohola and Lakewood Community Offices open.

1997
Wayne Bank offers Visa Debit Cards, eliminating the need for customers to carry cash or write checks when making a purchase.

1999
Stroud Mall Community Office opens.

2001
Teller computers are installed. Prior to this, teller work was done on calculators.

2006
Tannersville Community Office opens.

NORWOOD FINANCIAL CORP BOARD OF DIRECTORS



WILLIAM W. DAVIS, JR.
Chairman of the Board



DR. ANDREW A. FORTE
Vice Chairman



LEWIS J. CRITELLI
President and CEO



JOSEPH W. ADAMS
Director



SUSAN CAMPFIELD
Director



JEFFREY GIFFORD
Director



MEG L. HUNGERFORD
Director



KEVIN M. LAMONT
Director



RALPH A. MATERGIA, ESQ.
Director



ALEXANDRA NOLAN
Director



DR. KENNETH A. PHILLIPS
Director

RUSSELL L. RIDD,
Director Emeritus

The Board of Directors is currently undertaking a process to choose my successor and I am confident that the new President and CEO will continue to uphold the four pillars this Bank was built on: *To lend money to the local businesses and residents within the communities we serve; To fund those loans with local deposits gathered through our Community Offices; to operate as efficiently and effectively as we can; and to utilize our capital to earn a return for our stockholders, customers, and communities.*

We truly appreciate the support and confidence of our stockholders. We thank you for your ownership interest in Norwood as we continue to work to enhance shareholder value. Please keep us in mind for all your financial needs.

LEWIS J. CRITELLI
President and CEO



2016

Wayne Bank acquires Delaware Bancshares, Inc. with 12 Community Offices in Delaware and Sullivan Counties, NY.


NASDAQ CONGRATULATES
WAYNE BANK
150TH BUSINESS
ANNIVERSARY
Nasdaq

NOVEMBER 4,2021

Wayne Bank celebrates 150 years of serving our communities.

2011

Wayne Bank acquires North Penn Bancorp, Inc. and with it, the Central Scranton, Clarks Summit, and Effort Community Offices.

2013

Wayne Bank launches branded mobile app for smart phones and tablets.



2020

Wayne Bank acquires UpState New York Bancorp, Inc., including the Bank of the Finger Lakes and Bank of Cooperstown brands. As units of Wayne Bank, these brands add Community Office locations in Geneva, Penn Yan, Cooperstown, and Oneonta, NY.

NORWOOD FINANCIAL CORP

DIRECTORY OF OFFICERS

NORWOOD FINANCIAL CORP

William W. Davis, Jr. .... Chairman of the Board
Dr. Andrew A. Forte .... Vice Chairman of the Board
Lewis J. Critelli .... President & Chief Executive Officer
William S. Lance .... Executive Vice President, Chief Financial Officer & Secretary
John F. Carmody .... Executive Vice President
Robert J. Mancuso .... Executive Vice President
Vincent G. O'Bell .... Senior Vice President, Chief Lending Officer

WAYNE BANK

William W. Davis, Jr. .... Chairman of the Board
Dr. Andrew A. Forte .... Vice Chairman of the Board
Lewis J. Critelli .... President & Chief Executive Officer
William S. Lance .... Executive Vice President, Chief Financial Officer & Secretary
John F. Carmody .... Executive Vice President, Chief Credit Officer
Robert J. Mancuso .... Executive Vice President, Chief Operating Officer
Vincent G. O'Bell .... Senior Vice President & Chief Lending Officer
Jeffrey E. Franklin .... President, Bank of the Finger Lakes
Scott D. White .... President, Bank of Cooperstown
Ryan J. French .... Senior Vice President, Director of Human Resources
Steven R. Daniels .... Senior Vice President, Retail Lending Manager
Diane M. Wylam .... Senior Vice President, Senior Trust Officer
Nancy A. Hart .... Senior Vice President, Controller & Assistant Secretary
Kara R. Suchy .... Senior Vice President & Director of Internal Audit
Thomas A. Byrne .... Senior Vice President
Joseph A. Castrogiovanni .... Senior Vice President
Kenneth C. Doolittle .... Senior Vice President
Paul Dunda .... Senior Vice President
John P. Ford .... Senior Vice President
Karen R. Gasper .... Senior Vice President
Dawnette M. Hotaling .... Senior Vice President
James M. King .... Senior Vice President
Julie R. Kuen .... Senior Vice President
Linda D. Mader .... Senior Vice President
Barbara A. Ridd .... Senior Vice President & Assistant Secretary
Michael E. Rollinson .... Senior Vice President
Michael G. Scaglione .... Senior Vice President
Eli T. Tomlinson .... Senior Vice President
John D. Veleber .... Senior Vice President
Gerald J. Arnese .... Vice President
John M. Baker .... Vice President
Derek C. Bellinger .... Vice President
Joshua Burden .... Vice President
Paul A. Catan .... Vice President
Richard Conners .... Vice President
Francis E. Crowley .... Vice President
Pilar Cueva .... Vice President
Jillian E. Guenther .... Vice President
Amanda L. Hall .... Vice President
Jill A. Hessling .... Vice President
John W. Karavis .... Vice President
John E. Koczwara .... Vice President
Paul J. Kosiba .... Vice President
Kyle Liner .... Vice President
Kristine Malti .... Vice President
Geraldine Moore .... Vice President
Matthew Murphy .... Vice President
Nancy Murray .... Vice President
Andrew B. Rice .... Vice President
Briana J. Scholl .... Vice President
Frank J. Sislo .... Vice President
Tanyia Vannatta .... Vice President
Heidi Westfall .... Vice President

NORWOOD INVESTMENT CORP

Lewis J. Critelli .... President & Chief Executive Officer
William S. Lance .... Treasurer
Scott C. Rickard .... Investment Executive, LPL Financial

ONTARIO
GENEVA
PENN YAN
YATES
COOPERSTOWN
OTSEGO
ONEONTA
STAMFORD
FRANKLIN
ROXBURY
WALTON
HAMDEN
ANDES
DELAWARE
ROSCOE
WAYNE
CALLICOON
LIBERTY
WAYMART
MONTICELLO
SULLIVAN
HONESDALE
WURTSBORO
CLARKS SUMMIT
WILLOW AVE
HAWLEY
LACKAWANNA
SHOHOLA
MILFORD
CENTRAL STATION
EXETER
HANOVER TOWNSHIP
PIKE
MONROE
TANNERSVILLE
MARSHALLS CREEK
LUZERNE
STROUD MALL
EFFORT
Wayne Bank
150 YEARS

WAYNE COUNTY
Hawley, PA
Honesdale, PA
Lakewood, PA
Waymart, PA
Willow Avenue (Honesdale), PA

LACKAWANNA COUNTY
Central Scranton, PA
Clarks Summit, PA

MONROE COUNTY
Effort, PA
Marshalls Creek, PA
Stroud Mall (Stroudsburg), PA
Tannersville, PA

LUZERNE COUNTY
Hanover Township, PA
Exeter, PA

PIKE COUNTY
Milford, PA
Shohola, PA

DELAWARE COUNTY
Andes, NY
Franklin, NY
Hamden, NY
Roxbury, NY
Stamford, NY
Walton, NY

SULLIVAN COUNTY
Callicoon, NY
Liberty, NY
Monticello, NY
Roscoe, NY
Wurtsboro, NY

OTSEGO COUNTY
Cooperstown, NY
Oneonta, NY

ONTARIO COUNTY
Geneva, NY

YATES COUNTY
Penn Yan, NY

WWW.WAYNE.BANK BANKOFTHEFINGERLAKES.COM BANKOFCOOPERSTOWN.COM